Exhibit 99.1

Press Release

CONTACT:	Tricia Haugeto
Array BioPharma Inc.
(303) 386-1193, thaugeto@arraybiopharma.com

ARRAY BIOPHARMA ADVANCES ERBB-2 INHIBITOR, ARRY-380, INTO
PHASE 1 CANCER PATIENT TRIAL

- Phase 1 Clinical Trial Expected to Commence in 2007 -

Boulder, Colo., (August 3, 2007) - Array BioPharma Inc. (NASDAQ: ARRY) filed an Investigational New Drug (IND) application for ARRY-380 with the U.S. Food & Drug Administration and is now able to proceed with a Phase 1 clinical trial in cancer patients.  ARRY-380, a selective, orally-active ErbB-2 inhibitor, has shown good efficacy in preclinical models of human breast cancer resulting in significant anti-tumor activity.

“We plan to initiate clinical studies with ARRY-380 in advanced cancer patients during 2007,” said Kevin Koch, Ph.D., President and Chief Scientific Officer. “We believe this oral drug may broadly benefit HER2 positive cancer patients, including those who are Herceptin-resistant.”

Array plans to commence the Phase 1 clinical trial this fall in the United States and Canada.  The open-label, multiple dose study is designed to evaluate safety, tolerability and pharmacokinetics of ARRY-380 following daily oral administration to patients with advanced cancer.

About ARRY-380, ErbB-2 Inhibitor

ARRY-380, a selective, orally-active ErbB-2 inhibitor, has shown efficacy and is well-tolerated in preclinical models of human cancer. ErbB-2 is a receptor kinase target that has been found to be over-expressed in breast and other cancers. Herceptin®, the intravenously-dosed protein therapeutic currently on the market, modulates ErbB-2 and generated over $3 billion in revenue in 2006.  We believe the advantages of ARRY-380 include patient preference for an orally-active drug as well as improved efficacy versus or in combination with standard of care in preclinical models of human breast cancer.

About Array BioPharma

Array BioPharma Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted small molecule drugs to treat life threatening and debilitating diseases.  Our proprietary drug development pipeline is focused on the treatment of cancer and inflammatory diseases and includes clinical candidates that are designed to regulate therapeutically important protein targets.  In addition, leading pharmaceutical and biotechnology companies collaborate with Array to discover and develop drug candidates across a broad range of therapeutic areas. For more information on Array, please go to www.arraybiopharma.com.

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Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our future plans for advancing certain of our proprietary drug programs, the potential to earn future milestone payments, license fees or royalty revenue, and the plans of our collaborators to further develop drugs we have out-licensed or on which we are collaborating. These statements involve significant risks and uncertainties, including those discussed in our annual report filed on form 10-K for the year ended June 30, 2006, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, our ability to continue to fund and successfully progress internal research efforts and to create effective, commercially viable drugs, our ability to achieve and maintain profitability, the extent to which the pharmaceutical and biotechnology industries are willing to in-license drug candidates for their product pipelines and to collaborate with and fund third parties on their drug discovery activities, our ability to out-license our proprietary candidates on favorable terms, risks associated with our dependence on our collaborators for the clinical development and commercialization of our out-licensed drug candidates, the ability of our collaborators and of Array to meet objectives tied to milestones and royalties, and our ability to attract and retain experienced scientists and management.  We are providing this information as of August 3, 2007. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

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